EXHIBIT 4.4

                             NUMBER SEVEN
                 DEED OF AMENDMENT AND RESTATEMENT OF
                     DEED OF CONSTITUTION OF TRUST

        In the City of San Juan, Puerto Rico, this twelfth (12th) day of July, nineteen hundred ninety-three (1993).

                               BEFORE ME

        TCHERINE ANDUJAR, Notary Public in and for the Commonwealth of Puerto Rico, with residence in San Juan, Puerto Rico and offices on the Fourteenth Floor of the Banco Popular Center, Hato Rey, San Juan, Puerto Rico.

                                APPEAR

        AS PARTY OF THE FIRST PART: RJR Nabisco, Inc., employer identification number 56-0950247, a corporation organized and existing under the laws of Delaware, having its principal office in New York, New York (hereinafter sometimes referred to as "RJR Nabisco") and represented herein by its counsel Leon Lichter Kibrit, of legal age, married, and resident of Passaic, New Jersey, who represents that he is duly authorized to bind and act herein for RJR Nabisco.

        AS PARTY OF THE SECOND PART: BANCO POPULAR DE PUERTO RICO, employer identification number 66-0175278, a bank organized and existing under the laws of the Commonwealth of Puerto Rico, having its principal office in Hato Rey, Puerto Rico (hereinafter sometimes referred to as the "Trustee") and represented herein by its Vice President, Luis Carlos Fernandez Trinchet, of legal age, single and resident of San Juan, Puerto Rico, who represents that he is duly authorized to bind and act herein for the Trustee.

        I, the Notary, hereby certify that I personally know the appearing parties and, by their statements, I do certify as to their personal circumstances. Further, the appearing parties represent to me that they are in full enjoyment and exercise of their civil rights, and that they have, and in my judgment they do have, sufficient legal capacity and authority to execute this deed.

                              WITNESSETH

        WHEREAS, the RJR Employee Benefits Committee, duly appointed by the Compensation Committee of the Board of Directors of RJR Nabisco (the "RJR Employee Benefits
   Committee"), has been delegated the authority and power to, among others, adopt, amend or terminate any employee pension or welfare benefit plan and any related trusts of any subsidiary of








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   RJR Nabisco and appoint and remove trustees with respect to any such employee plans.

        WHEREAS, several direct and/or indirect subsidiaries of RJR Nabisco operating in Puerto Rico have or will establish defined contributions plans for the benefit of their employees;

        WHEREAS, as per Deed Number Fifteen (15) of December eighteen (18), nineteen hundred eighty nine (1989) before this Notary, R.J. Reynolds Tobacco Company entered into a Trust Agreement (the "Original Trust Agreement") with the Trustee establishing a trust to serve as a funding medium for the profit sharing plan adopted by R.J. Reynolds Tobacco Company which is officially entitled Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico;

        WHEREAS, as per Deed Number Four (4) of August twenty-four
   (24), nineteen hundred ninety-two (1992) before this Notary (the "Master Trust Agreement"), the Original Trust Agreement was amended to convert the trust therein established into a master trust (the "RJR Nabisco Puerto Rico Defined Contribution Master Trust") to serve as the funding medium for the defined contribution plans of RJR Nabisco and its subsidiaries in Puerto Rico (singularly referred to as the "Plan" and collectively referred to as the "Plans").

        WHEREAS, the RJR Employee Benefits Committee desires to amend the Master Trust Agreement to authorize the appointment of custodians and the commingling by the custodians of the assets of the RJR Nabisco Puerto Rico Defined Contribution Master Trust with assets of any other tax qualified plans sponsored by RJR Nabisco or its affiliates.

        NOW THEREFORE, the Master Trust Agreement is amended to read as follows:

                THE AGREEMENT OF THE APPEARING PARTIES

   I.        TITLE OF TRUST

             The trust hereby established shall be designated and known as the RJR Nabisco Puerto Rico Defined Contribution Master Trust.

   II.       DEFINITIONS

             The words and phrases defined in the Plans shall have the meaning therein set out when used in this Master Trust
   Agreement, unless different meaning is plainly required by the context.











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   III.      GENERAL STATEMENTS

             First: The assets held in any trust heretofore established under a Plan upon being transferred to the Trustee, such other property or money as shall from time to time be delivered or paid to the Trustee pursuant to such Plan, and the earnings and profits thereon, shall be held in a trust by the Trustee and dealt with in accordance with the diverted to purposes other than the exclusive benefit of those individuals having an interest in such Plan (hereinafter collectively referred to with respect to each Plan as "Covered Individuals"), and paying the expenses of such Plan.

             Second: The Trustee is directed to consolidate into a single fund (hereinafter called the "Commingled Fund") and to commingle all assets received and held by it in each Separate Trust with all assets received and held by it in each other Separate Trust governed by this Deed of Trust, excepting any such assets hereinafter required to be segregated. The Trustee is directed to maintain at all times such records as will enable it to effect, as of any time, an equitable allocation and segregation of assets in the Commingled Fund into a separate fund held for the benefit of some or all of the Covered Individuals under one or more of the Plans. RJR Nabisco shall upon request of the Trustee provide the Trustee with such information as will enable the Trustee to maintain such records. If in the future the Trustee receives written notice from RJR Nabisco to effect any such allocation and segregation, the Trustee shall do so as soon thereafter as practicable. The Trustee is hereby directed to effect such allocation and segregation in the event that any Separate Trust shall cease to remain tax exempt under both Section 501(a) of the United States Internal Revenue Code of nineteen hundred eighty-six (1986), as amended (the "Code") and Section 165(a) of the Puerto Rico Income Tax Act of nineteen hundred fifty-four (1954) (the "ITA"). Each Separate Trust shall share proportionately in the aggregate investment hereby directed to effect such allocation and segregation in the event that any Separate Trust shall cease to remain tax exempt under both Section 501(a) of the United States Internal Revenue Code of nineteen hundred eighty-six
   (1986), as amended (the "Code") and Section 165(a) of the Puerto Rico Income Tax Act of nineteen hundred fifty-four (1954) (the "ITA"). Each Separate Trust shall share proportionately in the aggregate investment experience of the Commingled Fund. With respect to assets hereunder segregated, the investment experience shall be shared proportionately by those participating therein.

             Third: The Trustee shall be responsible only for such sums and property as shall actually be received by it as Trustee hereunder and shall not be required to determine whether contributions by RJR Nabisco, any subsidiary of RJR Nabisco and any Covered Individual delivered to it, comply with the provisions of the Plans nor shall it have any authority on







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   behalf of the Separate Trusts or any Covered Individual to bring any action or proceeding to enforce the collection of any such amount. The Trustee shall manage, invest and reinvest the Commingled Fund pursuant to the provisions herein and shall make payments therefrom as hereinafter provided pursuant to the instructions of RJR Nabisco.

             Fourth: No duties or obligations shall be imposed upon the Trustee with respect to the Separate Trusts by the Plans or any other instrument to which the Trustee is not a party, unless they have been specifically undertaken by the Trustee or are otherwise imposed upon the Trustee by applicable law.

             Fifth: The Trustee shall not be required to make or file any inventory or any reports to any court or to give any bond, except to the extent required by the Employee Retirement
   Income Security Act of 1974 ("ERISA"), as amended.

             Sixth: RJR Nabisco shall have the power to interpret and construe this Master Trust Agreement and shall direct the Trustee as to any matter in which the Plan or this Master Trust Agreement may be ambiguous or uncertain and the Trustee, to the extent permitted by ERISA, shall be indemnified and held harmless by RJR Nabisco for acting in accordance with such direction. The Trustee may request advice or direction from RJR Nabisco in regard to any matter and the Trustee shall not be required to act pending receipt of such advice or direction and, to the extent permitted by ERISA, shall be indemnified and held harmless for any act or omission in accordance with the advice or direction of RJR Nabisco.

             Seventh: Neither RJR Nabisco nor any of its subsidiaries, nor any member of any of them, nor the Trustee, shall be liable or responsible for the acts or omissions of any other party except to the extent required by ERISA.

   IV.       POWERS AND DUTIES OF TRUSTEE

             First: The Trustee shall receive such portion of the Commingled Fund as may be transferred, assigned or delivered to it from time to time by RJR Nabisco and hold and otherwise manage such portion of the Commingled Fund in accordance with the written directions of RJR Nabisco.

             Second: The Trustee shall accept any such money or property transferred, assigned or delivered to it by RJR Nabisco or any of its subsidiaries or affiliates, with the understanding that it will be disposed of as soon as practicable, and to return any such money or property to the participants or entity directed by RJR Nabisco.

             Third: The Trustee may consult with RJR Nabisco as it may from time to time request with respect to the management of the Commingled Fund.







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             Fourth: The Trustee shall draw its check payable to
   such Covered Individual as RJR Nabisco shall direct and deliver it in accordance with the direction of RJR Nabisco.

             Fifth: In making a payment upon a direction authorized herein, the Trustee may accept such direction as a certification that complies with the provisions of this Article and need make no further investigation, subject, nevertheless, to the applicable provisions of ERISA.

             Sixth: The Trustee shall furnish to RJR Nabisco an annual account or an account for such other period as RJR Nabisco may specify, showing all investments, receipts, disbursements and other transactions involving that portion of the Commingled Fund held by it during the period and also showing the total amount of the Commingled Fund held by it at the end of the period, which shall be conclusive on all persons, including RJR Nabisco and any of its subsidiaries which have adopted this Trust Agreement except as to any act or transaction as to which RJR Nabisco filed with the Trustee written exceptions or objections within ninety (90) days after receipt of the account.

             Seventh: At the direction of RJR Nabisco, the Trustee shall appoint one or more custodians to hold, on behalf of the Puerto Rico Master Trust, some or all of the assets of the Puerto Rico Master Trust. Such custodians may be authorized to commingle some or all of the assets of the Puerto Rico Master Trust under their custody with assets of any other tax qualified plans sponsored by RJR Nabisco or its affiliates held by them as trustees or custodians.

             Eighth: Subject to the provisions of Section V, Ninth, the Trustee shall exercise the voting rights of any stocks, bonds or other securities in accordance with the instructions of RJR Nabisco.

             Ninth: The Trustee shall exercise the voting rights of any securities of RJR Nabisco in accordance with the instructions of the Plans' Participants, as provided in the Plans' documents.

   VI.       TRUSTEE LIMITATIONS

             First: The Trustee shall have no investment discretion over the assets transferred to the Puerto Rico Master Trust.
   Any such investment discretion and power shall be vested on RJR
   Nabisco.

   VII.      POWER OF RJR NABISCO TO DIRECT TRUSTEE


             First: Notwithstanding any other provisions of this Agreement, RJR Nabisco shall have the power to direct the Trustee. Any such direction shall be in writing and delivered








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   to the Trustee and shall specify the extent and duration of the direction.

   VIII.     EXTENT OF TRUSTEE'S RESPONSIBILITY

             First: No power, right, duty or responsibility is given to, or imposed upon, the Trustee under the Plan or this Trust Agreement, except as set forth herein or as required by applicable law. To the extent permitted by law, the Trustee shall not incur any liability by acting without question in accordance with any direction given by RJR Nabisco.

   IX.       ADMINISTRATION

             First: The Trustee shall withhold any Puerto Rico income tax from all payments and distributions made by the Trustee to Covered Individuals when and to the extent required by the ITA; provided, however, if RJR Nabisco does not provide the Trustee, within thirty (30) days following request by the Trustee, any information prescribed in Puerto Rico Income Tax Regulations as necessary for the proper computation of such withholding tax liability, including the name, address and social security number of each payee, RJR Nabisco shall have sole responsibility for any Puerto Rico income tax withholding obligations under the ITA. RJR Nabisco agrees that it has the sole responsibility for notifying Covered Individuals of any right to elect out of Puerto Rico withholding, where applicable, and the Trustee shall be entitled to rely upon RJR Nabisco's certifications as to such elections by Covered Individuals. RJR Nabisco agrees to indemnify the Trustee for all withholding tax liability, interest and penalties assessed against the Trustee by reason of RJR Nabisco's failure to provide to the Trustee the correct and complete information necessary to comply with Puerto Rico tax withholding requirements applicable to the Trustee with respect to benefit payments made by it under the Plan and this Deed of Trust.

             Second: The indicia of ownership of all trust assets shall be maintained within the jurisdiction of the United States District Courts, except as otherwise required by applicable laws and regulations.

             Third: RJR Nabisco hereby agrees to hold the Trustee harmless and to indemnify the Trustee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claim whatsoever), arising out of the administration of the Commingled Fund if the Trustee has acted in good faith or in reliance on the direction or certification of RJR Nabisco, unless arising from the Trustee's own negligence or willful misconduct, or arising out of or based upon any untrue statement contained in any instrument document or other material furnished by or







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   through RJR Nabisco to Covered Individuals, or otherwise used by
   RJR Nabisco or authorized by it for use in respect of, any public offer, or arising out of or based upon an omission or alleged omission to state a material fact required to be stated or necessary to make other statements made in any such material not misleading. If a claim is made against the Trustee, the Trustee shall notify RJR Nabisco of any action commenced against the Trustee within a reasonable time after the Trustee shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim. However, failure to so notify RJR Nabisco shall not relieve RJR Nabisco from any liability which it may have on account of this indemnity or otherwise if the Trustee shall sustain the burden of providing that RJR Nabisco has not been prejudiced in any material respect by such failure. RJR Nabisco shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff. . . by RJR Nabisco, and reimbursement for its reasonable out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Deed of Trust.

             Second: All taxes of any kind that may be assessed or levied against or in respect to the Commingled Fund shall be paid from the Commingled Fund. To the extent permitted under applicable law, all other expenses of the Plans and the administration of the Puerto Rico Master Trust, including the Trustee's fees, fees for legal services rendered to the Trustee with respect to its actions as Trustee (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), all brokerage commissions, such compensation to the Trustee as may be agreed upon from time to time between the Trustee and an officer of RJR Nabisco, all recordkeeper fees, and all other proper charges and disbursements of the Trustee, shall be paid from the Commingled Fund, except that, at the discretion of RJR Nabisco, any such costs and expenses may be paid by RJR Nabisco.

             Third: The Trustee shall promptly notify RJR Nabisco of any and all such tax levies an assessments. RJR Nabisco shall have the right to seek to have reviewed, reduced, equalized, or abated any tax payable from the Commingled Fund hereunder, and the Trustee shall not pay any such taxes or assessments during such time as RJR Nabisco is contesting or protesting the same or seeking to have the same reviewed, reduced, equalized or abated, except that the Trustee shall pay the whole or any part of such contested tax if in the opinion of counsel to RJR Nabisco such payment in whole or in part is necessary. . . .

             Third: Within ninety (90) days after the receipt of such report RJR Nabisco shall file with the Trustee notice of any objection which it may have to any act or transaction of the Trustee set forth in such report. Upon such report being







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   adjusted to the satisfaction of RJR Nabisco, RJR Nabisco shall endorse upon the report a statement that it has been settled and adjusted to its satisfaction, and thereupon the report shall become a report stated. To the extent permissible under ERISA, if no objection to said report is filed within a period of ninety (90) days after it has been received, it shall be deemed to have been settled and allowed in like manner as if RJR Nabisco had endorsed thereon a statement of approval as aforesaid, and thereupon the report shall become a reported stated.

             Fourth: Except when otherwise provided by law, when it is provided herein that an amount shall become an account stated, such an account shall be deemed to be finally settled and shall be conclusive between and among the Trustee, RJR
   Nabisco and all persons having or claiming to have any interest in the Separate Trusts or under the Plans, and such settlement of an account shall constitute a full and complete discharge and release of the Trustee, with like effect as if such account had been settled and allowed by a judgment or decree or a court of competent jurisdiction in an action or proceeding in which the Trustee, RJR Nabisco and all persons having or claiming to have any interest in the Trust or under the Plan were parties. The Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of its account, and in. . . except that, at the discretion of RJR Nabisco, any such costs and expenses may be paid by RJR Nabisco.

             Third: The Trustee shall promptly notify RJR Nabisco of any and all such tax levies and assessments. RJR Nabisco shall have the right to seek to have reviewed, reduced, equalized, or abated any tax payable from the Commingled Fund hereunder, and the Trustee shall not pay any such taxes or assessments during such as time RJR Nabisco is contesting or protesting the same or seeking to have the same reviewed, reduced, equalized or abated, except that the Trustee shall pay the whole or any part of such contested tax if in the opinion of counsel to RJR Nabisco such payment in whole or in part is necessary to protect or preserve any property of the Commingled Fund. The Trustee shall execute all documents, applications, petitions, instruments, or complaints necessary for any such protest, contest, review or other proceedings.

   XI.       ACCOUNTS OF THE TRUSTEE

             First: The Trustee shall maintain records and accounts of all receipts and disbursements made by the Trustee, which records and accounts shall be open to the inspection of RJR Nabisco at all reasonable times, and may be audited from time to time by any person or persons designated by RJR Nabisco.

             Second: The Trustee shall give RJR Nabisco a monthly report or a report for such other period as RJR Nabisco shall specify, setting forth all receipts, investments, disbursements







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   and other transactions effected by it during such period or during the period from the close of the last previous period to the date of such report. The above report is to be delivered to RJR Nabisco within fifteen (15) days after the end of the corresponding period. . . .

   any such action or proceeding it shall only be necessary to join as parties thereto the Trustee and RJR Nabisco, and any final judgment or decree which may be entered therein shall be conclusive on all parties having or claiming to have any interest in the Separate Trusts or under the Plans.

             Fifth: Unless otherwise agreed to by RJR Nabisco and the Trustee, the Trustee shall not be responsible for the preparation or filing of any tax return or any other report or form required to be filed with any agency of the government of the Commonwealth of Puerto Rico by the Puerto Rico Master Trust regarding its income and losses or assets. The Trustee upon request shall furnish to RJR Nabisco such additional information under its control as RJR Nabisco may reasonably request for preparing any such return, report or form. The Trustee shall be responsible for the preparation, filing and delivery of any form required by the ITA with respect to payments and distributions from the Puerto Rico Master Trust.

   XII.      THE TRUSTEE

             First: The Trustee shall be fully protected in relying upon a certification of RJR Nabisco with respect to any instruction, direction or approval of RJR Nabisco. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper, reasonably believed by it to be genuine and to be signed or presented by RJR Nabisco, proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

             Second: The Trustee shall not be liable for the proper application of the Commingled Fund if payments are made in accordance with the written directions of RJR Nabisco as herein provided, nor shall the Trustee be responsible for the adequacy of the Commingled Fund to meet and discharge any and all payments and liabilities under the Plans. All persons dealing with the Puerto Rico Master Trust are released from inquiring into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee, subject, nevertheless, to the applicable legal provisions.












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   XIII.     RESIGNATION; REMOVAL; AMENDMENTS; TERMINATION;
             SUCCESSOR TRUSTEE, FISCAL YEAR

             First: The Trustee may resign at any time by giving written notice to RJR Nabisco at least thirty (30) days prior to the effective date of such resignation. RJR Nabisco may remove the Trustee at any time by giving written notice to the Trustee at least thirty (30) days prior to the effective date of such removal. In the event of the resignation or removal of the Trustee, RJR Nabisco shall appoint a new trustee. Thereupon the Trustee shall deliver to the successor trustee all money and property held by the Trustee hereunder and the books and records held by the Trustee necessary to the proper administration of the Plans, and shall thereupon be discharged of all further responsibility hereunder. Unless RJR Nabisco or the successor trustee makes written claim against the retiring trustee within ninety (90) days from the delivery of such property, books and records, the Trustee shall, to the extent permitted by ERISA, be relieved from all liability for any of its acts or omissions hereunder. The successor trustee shall be under no obligation to audit the acts or accounts of the Trustee or to make any claim against the retiring trustee. Any such successor trustee shall have and may exercise all of the rights, powers, duties and immunities of the Trustee as fully and to the same extent as if it had originally been named as Trustee hereunder.

             Second: The Puerto Rico Master Trust and the Separate Trusts shall continue for such time as may be necessary to accomplish the purpose for which they were created, but may be terminated and discontinued by action of the RJR Employee Benefits Committee in accordance with applicable law. Notice of such termination shall be given to the Trustee by an instrument in writing executed by the RJR Employee Benefits Committee signed by its duly authorized officers, and declaring that the Puerto Rico Master Trust or the specific Separate Trust hereby established is terminated. A termination of a Separate Trust hereby established pursuant to action of the RJR Employee Benefits Committee shall take effect as of the date of the delivery of such notice to the Trustee. If and when a Separate Trust is terminated, the Trustee shall dispose of the assets of the Separate Trust in such manner as shall be directed by the RJR Employee Benefits Committee. Upon termination of a Plan, the Trustee shall have no obligation to make any payment from the Separate Trust until it shall have received approval from the Puerto Rico Treasury Department and/or the Internal Revenue Service, or a counsel opinion to the effect that the above mentioned approvals are not required. Upon termination of the Puerto Rico Master Trust, the Trustee shall continue to have and exercise all of the powers and duties set forth in this Agreement until liquidation and distribution of the assets of the Puerto Rico Master Trust have been completed. If the Puerto Rico Master Trust is terminated by reason of RJR Nabisco ceasing to exist or going out of business and if there shall be at any time no person authorized to administer the Plans, the Trustee







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   shall assume the responsibilities and duties, and become
   entitled to the immunities of RJR Nabisco for the purpose of liquidating the Separate Trusts and distributing the assets thereof. Upon termination of a Plan and liquidation and distribution of a Separate Trust assets, in no event shall any of the Separate Trust assets be returned to RJR Nabisco or any of its subsidiaries, unless otherwise permissible by law.

             Third: If for any reason RJR Nabisco cannot or does not act in the event of the resignation or removal of the Trustee, as hereinabove provided, the Trustee may apply to a court of competent jurisdiction for the appointment of a
   successor Trustee or for instructions.   Any expenses so
   incurred shall be treated as an expense of administration.

             Fourth: RJR Nabisco shall have the right at any time and from time to time by an instrument in writing delivered to the Trustee, executed pursuant to the order of the RJR Employee Benefits Committee in form similar to the execution of this Deed of Trust to modify or amend this Trust Agreement in whole or in part, except that no such amendment affecting the rights, duties or responsibilities of the Trustee shall be made without the written consent of the Trustee, and further excepting that no amendment shall be made pursuant to which any part of the Separate Trust may be used for or diverted for purpose other than for the exclusive benefit of Covered Individuals prior to the satisfaction of all liabilities with respect to such individuals under this Deed of Trust. Any amendment required to continue this Trust in compliance with the law may be executed by an authorized officer of RJR Nabisco, previously authorized by the RJR Employee Benefits Committee.

             Fifth: Fiscal Year.  The fiscal year of the Puerto
                    -----------
   Rico Master Trust and each of the Separate Trusts created by this Agreement shall be a twelve (12) months period ending on December thirty (30) of each year.

   XIV.      MISCELLANEOUS

             First: Governing Law.  This Agreement and the Puerto
                    -------------
   Rico Master Trust and the Separate Trusts created hereby shall be construed, regulated and administered under the laws of the Commonwealth of Puerto Rico except where superseded by the laws of the United States, and the Trustee shall be liable to account in the courts located within Puerto Rico. In case any provisions of this Deed of Trust shall be held illegal or invalid for any reason whatsoever, said illegality or invalidity shall not affect the remaining parts of this Deed of Trust and this Trust Agreement shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

             Second: Assignment.  Except as otherwise provided in
                     ----------
   the Plans, no benefit, right or interest of any person under any Plan shall be subject to anticipation, alienation, sale,







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   transfer, assignment, pledge, encumbrance or charge; nor to seizure, attachment or other legal, equitable or other process; nor shall it be liable for, or subject to, the debts, liabilities or other obligations of such person.

             Third: Any action required to be taken by RJR Nabisco pursuant to the provisions of this Deed of Trust may be taken by the RJR Employee Benefits Committee or by any person authorized to act on behalf of RJR Nabisco by such RJR Employee Benefits Committee. All actions of such Committee shall be evidenced by a resolution of such Committee in a form satisfactory to the Trustee and the Trustee shall be fully protected in acting in accordance with such resolutions.

             Fourth: RJR Nabisco shall furnish the Trustee from time to time with a certificate of the RJR Employee Benefits Committee as to the names and signatures of all persons authorized to issue orders, requests, instructions and objections to the Trustee pursuant to the provisions of this Deed of Trust including, but not limited to, the persons designated pursuant to the Plan to direct the Trustee.

             Fifth: If the Trustee is at any time acting as a successor trustee or succeeds to responsibilities hereunder for management of plan assets with respect to the Commingled Fund (or any portion thereof), RJR Nabisco hereby agrees to hold the Trustee harmless from and against all taxes, expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it, as successor Trustee, as a direct or indirect result of any act or omission of a predecessor Trustee or any other person charged under any agreement affecting the Commingled Fund for investment responsibility with respect to such assets. In addition, the Trustee shall not be liable for any losses to the Commingled Fund resulting from the disposition of any investment which shall have been made by a predecessor Trustee or any Investment Manager or for the retention thereof if the Trustee is unable to dispose of such investment because of any federal or Puerto Rico securities laws restrictions or the unmarketable or illiquid nature of such investments, or if an orderly liquidation is difficult under prevailing conditions.

             Sixth: Trustee's Duties Under ERISA.  No provision of
                    ----------------------------
   this Deed of Trust shall operate to relieve the Trustee from any responsibility, obligation or duty to the extent such relief would be prohibited under any applicable law, including ERISA. However, it must be understood that all mention herein to ERISA will not be applicable if it is determined that the Plan is not subject to ERISA.

                              ACCEPTANCE

        The appearing parties hereby accept, ratify, and confirm this Deed, and I, the Notary, do hereby certify that I have advised them as to the pertinent legal warnings and of the legal effect of the present document as well as of their right under the Notarial Law of Puerto Rico to have one or more witnesses to appear herein and read and sign this deed together with them, which right they have waived, and this Deed having been read by them, to which fact I hereby certify, the said appearing parties approve and ratify its contents and sign the same before me, and affix their initials on each and every page of this instrument. ALL BEFORE ME.

        I, THE NOTARY, ATTEST AND GIVE FAITH.

        Signed: LEON LICHTER KIBRIT and LUIS CARLOS FERNANDEZ
   TRINCHET.

        Signed, sealed, marked and flourished: TCHERINE ANDUJAR.

        The corresponding internal revenue and notarial stamps have been cancelled on the original.

        The initials of the appearing parties have been affixed on each folio of the original.

        I, the Notary, certify that the foregoing is a true and exact copy of deed number SIX, the original of which forms part of my protocol of public instruments for the year nineteen hundred ninety-three (1993), which contains twenty-one (21) folios.

        IN WITNESS WHEREOF, and at the request of RJR NABISCO, INC., I issue the FIRST certified copy of this deed, in San
   Juan, Puerto Rico, this twelfth (12th) day of July, nineteen hundred ninety-three (1993).





                                 --------------------------------
                                           Notary Public